EXHIBIT 4.1

ASSIGNMENT OF

CONVERTIBLE PROMISSORY NOTE

OF

W TECHNOLOGIES, INC.

FOR VALUE RECEIVED, the receipt of which is acknowledged, the undersigned (the “Assignor”), the original and present holder of those certain Convertible Promissory Notes of W Technologies, Inc., dated September 11, 2006, in the original principal amount of Three Hundred Fifty-Five Thousand dollars ($355,000.00), and September 21, 2006 in the original principal amount of Three Hundred Thousand dollars ($300,000.00) (collectively, the "Notes"), which, including accrued interest thereon, total Six Hundred Thirty Seven Thousand Six Hundred Twenty Two ($637,622.00), as of September 16, 2014, of which $343,246.00 is currently past due and subject to conversion as per Replacement Note dated October 29, 2014 issued by W. Technologies, Inc. to the following assignee.

JMZ Alliance Group, Inc.

1108 Kane Concourse

206 Bay Harbor Islands, FL 33154

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed as of the 30th day of October, 2014

CSI Business Finance, Inc.

By: /s/ James E. Shipley

James E. Shipley, President

Accepted and Agreed:

Assignee:

JMZ Alliance Group, Inc.

By:

Managing Partner

Acknowledged by:

W. Technologies, Inc.

By: /s/ Gary Koelsch

Gary Koelsch, President

DEBT PURCHASE AGREEMENT

This Debt Purchase Agreement (the “Agreement”) made as of this 29th day of October, 2014, by and between JMZ Alliance Group Inc (the “Buyer”) and CSI Business Finance Inc (the “Seller”).

1.	PURCAHSE AND SALE OF THE CONVERTIBLE NOTE

Upon the terms and conditions herein contained, at the Closing (as herein after defined), the Seller hereby sells, assigns and transfers to the Buyer and the Buyer agrees to purchase from the Seller the “Transferred Rights” of the Seller and all rights thereto, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interest and encumbrances of any kind, nature and description. Transferred Rights shall mean all rights with respect to $25,000 in principal (the “Assigned Portion”) under that convertible promissory note in the amount of $355,000 issued by W Technologies, Inc. (“Borrower” or “Company”) on September 11, 2006, a true and correct copy which has been provided to JMZ Alliance Group Inc. (the “Note”). By its signatures hereto the Borrower accepts the assignment of the Transferred Rights to Buyer and agrees that Buyer may convert the Transferred Rights into shares of the Company’s common stock.

2.	CONSIDERATION

The purchase price for the Assigned Portion of the Note shall be the Buyer’s payment of $25,000 (the “Purchase Price”) to the Seller.

3.	CLOSING

The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place simultaneously with the delivery of the Purchase Price via wire transfer of immediately available funds against the assignment of the Note. The funds will be wired as set forth in Exhibit A.

4.	REPRESENTATIONS AND WARRANTIES OF SELLER The Seller hereby represents and warrants to the Buyer as follows:

4.1 Status of the Seller and the Note. The Seller is the beneficial owner of the Note, and the Note is free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims. The Note is currently outstanding and Seller is informed by Company that the Note represents a bona fide debt obligation of the Company.

4.2 Authorization; Enforcement. (i) Seller has all requisite corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to sell each Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Seller and the consummation by it or the transactions contemplated hereby (including, without limitation, the sale of the Note to the Buyer) have been duly authorized by the Seller and no further consent or authorization of the Seller or its members is required, (iii) this Agreement has been duly executed and delivered by the Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation on of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

4.3 No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated herby (including, without limitation, the same of the Note to the Buyer) will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller are a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self regulatory organizations wo which Seller are subject) applicable to Seller or the Note is bound or affected. The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

4.4 Title, Rule 144 Matters. Seller has good and marketable title to the Note, free and clear of all liens, restrictions, pledges and encumbrances of any kind. Seller is not an “affiliate” of the Company, as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the “1933 Act”), as such Buyer will be able to track the holding period of the Seller.

4.5 Consent of the Company.

The Company as evidence by its signature at the foot of this Agreement, herby represents and warrants that, upon delivery to the Company of the Note, the Company shall promptly cause to be issued to and in the name of Buyer one or more new executed Notes in the aggregate amount of $25,000.00 but otherwise having the sale terms (including, but not necessarily limited to, referring to the original issue date) as in the Note. The Note may contain the same restrictive legend as provided in the original Note, but no stop transfer order. The Note is currently outstanding in the entire amount stated and represents a bona fide debt obligation of the Company.

The signature by the Company also represents the Company’s agreement to treat Buyer as a party to , and having all the rights of the Seller with respect to the Transferred Rights.

5.	PREPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE BUYER. The Buyer hereby represents warrants and acknowledges to the Seller as follows:

5.1 Sophisticated Investor. The Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of the partial purchase of the Note and has had substantial experience in previous private and public purchases of securities.

5.2 Authorization; Enforcement. (i) Buyer has all requisite corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to purchase each Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby (including, without limitation, the purchase of the Note by the Buyer) have been duly authorized by the Buyer and no further consent or authorization of the Buyer or its members is required, (iii) this Agreement has been duly executed and delivered by the Buyer, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

5.3 No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer or the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational document, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, note, bond, indenture or other instrument to which Buyer is a party, or (iii) result in a violation of any law, rule regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self regulatory organizations to which Buyer is subject) applicable to Seller or the Note is bound or affected. The Buyer is not required to obtain any consent authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

MISCELLANEOUS.

6.1 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by any reason of this Agreement.

6.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereafter):

(a)	If to the Buyer to:

JMZ Alliance Group Inc

(b)	If to the Seller to:

CSI Business Finance Inc

6.3 Entire agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written between the parties hereto with respect to the subject matter hereof,

6.4 Further Assurances. After the Closing, at the request of either party, the other party shall execute acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other act on as may be reasonably requested to consummate the transactions contemplated by this Agreement.

6.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts and by Facsimile, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.7 Governing law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

6.8 Severability. If any term or provision of this Agreement hall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

6.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

Accepted and agreed:

JMZ Alliance Group Inc.

Title: Director

Seller:

CSI Business Finance Ind.

Title: Pres.

W Technologies, Inc.

Title: President

THE SECURITIES HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “1933” ACT)

$25,000.00

REPLACEMENT NOTE – ORIGINALLY ISSUED IN THE AMOUNT OF $355,000 ON SEPTEMBER 11, 2006

W TECHNOLOGIES, INC.

8% CONVERTIBLE REDEEMABLE NOTE

DUE October 29th, 2015

FOR VALUE RECEIVED, W Technologies, Inc. (the “Company”) promises to pay to the order JMZ Alliance Group Inc and its authorized successors and permitted assigns (“Holder”), the aggregate principal face amount of Thirty thousand dollars exactly (U.S. $25,000.00) on October 29th, 2015 (“Maturity Date”) and to pay interest on the principal amount outstanding here-under at the rate of 8% per annum commencing on October 29th, 2014. The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable 1108 KANE CONCOURSE 206 BAY HARBOR ISLANDS, FL 33154 US, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, 10 the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2. The Company shall be entitled to withhold from all payments any amounts required to be

PROMISSORY NOTE

$355,000	September 11, 2006

FOR VALUE RECEIVED, the undersigned, GWIN, Inc., a Delaware corporation (the “Company”), promises to pay to CSI Business Finance, Inc., a Florida corporation (“Lender” and together with the Company, the “Parties” and each a “Party”), the principal sum of Three Hundred Fifty-Five Thousand Dollars ($355,000) plus interest pursuant to the following terms:

1.  Maturity. The face amount of this Promissory Note (this “Note”) plus any and all interest accrued hereon shall become payable and due on June 30, 2007 (the “Maturity Date”) .

2.  Interest. Interest shall accrue on the outstanding principal balance hereof at a rate equal to one and one half percent (1.5%) per month. Interest shall be (a) calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law and (b) paid monthly in cash, commencing on October 1, 2006 on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date) to Lender at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024 or at another address as Lender shall specify in writing.

3.  Security Agreements. This Note is secured by a Pledge and Escrow Agreement (the “Pledge Agreement”), of even date herewith, by and among the Company, Lender and the Escrow Agent; an Insider Pledge and Escrow Agreement (“Insider Pledge Agreement”), of even date herewith, by and among the Company, Lender, Wayne Allyn Root and the Escrow Agent; a Security Agreement (the “Security Agreement”), of even date herewith, by and between the Company and Lender; and a Subsidiary Security Agreement (the “Subsidiary Security Agreement”) by and between Lender and Global SportsEDGE, Inc., a wholly-owned subsidiary of the Company.

4.  Methods of Payment. This Note may be voluntarily prepaid, without penalty or premium, in whole or in part, at any time and from time to time. Any prepayment must include all accrued interest on the principal being paid through the date of prepayment.

5.  Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

6.  Costs, Indemnities and Expenses. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

W TECHNOLOGIES Inc.

UNANIMOUS CONSENT IN LIEU OF A SPECIAL

MEETING OF DIRECTORS OF

W TECHNOLOGIES, INC

The under signed, being all of the directors of W Technologies, INC a corporation of the State of Delaware, (the “Corporation”), do hereby authorize and approve the actions set forth in the following resolutions without the formally of convening a meeting and do hereby consent to the following actions of this Corporation, which actions are hereby deemed affective as of the date hereof:

RESOLVED: That officers of this Corporation are authorized and directed to amend and restate a $25,000.00 portion of a $355,000 note issued to CSI Business Finance Inc. on September 11th 2006 into a replacement promissory note to JMZ Alliance Group INC., in the amount of $25,000 to provide conversion features equal to a discount of 65% to the lowest price for the 45 trading days prior to conversion, as well as 8% interest and become due and payable on October 29th, 2015; and

RESOLVED FURTHER, that each of the officers of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate of the purpose of carrying out the intent of the foregoing resolutions and the transactions contemplated thereby; and that the authority of such officers to execute and deliver any such documents, instruments and paper and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as a majority of the direction of W Technologies, Inc.

/s/ Gary Koelsch

Gary Koelsch – President/CFO

DECLARATION OF JAMES E. SHIPLEY

James E. Shipley declares and says:

1.     I became CEO of CSI Business Finance, Inc. (hereinafter “CSIBFI”) in May, 2012.

2.     I have searched and reviewed the business records of CSIBFI form 2006 to the present for the purpose of giving this declaration. To the extent that documents identified and facts stated hereafter pre-date May, 2012, they are the product of that search and represent the full quantum of information available to me relevant to the subject matter of this declaration. To the extent that documents identified and facts stated hereafter post-date April, 2012, I state the following facts of my of knowledge and if called upon to do so I could, and would, testify competently thereto.

3.     On September 11, 2006 CSIBFI lent the sum of $355,000 to GWIN, Inc., a Delaware corporation (now known as W Technologies, Inc.). That loan was evidenced by a Promissory Note of the same date, a copy of which I attach hereto, mark Exhibit “A” and incorporate herein by reference.

4.     On September 21, 2006 CSIBFI lent the sum of $300,000 to GWIN, Inc., a Delaware corporation (now known as W Technologies, Inc.). That loan was evidenced by a Promissory Note of the same date, a copy of which I attach hereto, mark Exhibit “B” and incorporate herein by reference.

5.     On January 26, 2010 CSIBFI and W Technologies, Inc. (hereinafter “WTech”) entered into a letter agreement extending the due date of Exhibits “A” and “B” and adding a stock conversion feature to both notes. I attach hereto, mark Exhibit “C” and incorporate herein by reference a copy of that letter agreement.

6.     On April 1, 2011 CSIBFI and WTech agreed to modify Exhibits “A” and “B” so as to prevent any one owner of either from converting to a number of common shares

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this "Agreement") is entered into as of the 25th day of June, 2015 by and among CSI Business Finance Inc., a Nevada Corporation, represented by James E Shipley, its president, having full authority to execute this agreement as he so declares (the "Seller"), and Serge Mersilian, an individual resident of France (the "Buyer") and W Technologies, a Delaware corporation, hereinafter, represented by Ronald Costa, its Chairman, having full authority to execute this agreement as he so declares, (the "Company").

RECITALS:

WHEREAS, the Seller is the holder of certain Promissory Notes in the original principal amount of $355,000 issued by the Company dated September 11, 2006 and another Note in the original amount of$300,000 issued by the Company dated September 21, 2006 (the "W-Tech Note(s)"), a copy of which is attached hereto as Exhibit A (the "Note").

WHEREAS, the current principal balance on the September 11, 2006 W-Tech Note is $203,700 and the current principal balance on the September 21, 2006 W-Tech Note is $203,700 which is confirmed and acknowledged by the Company, for which the Chairman confirms in an affidavit attached as Exhibit B (the "Chairman' s Affidavit").

WHEREAS, the Buyer desires to purchase, and the Seller desires to sell and transfer to the Buyer, the W-Tech Notes and all the rights and privileges attached to them, on the terms and conditions hereinafter set forth;

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Recitals. The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Purchase and Sale of the Note.

(a)     The Seller hereby agrees to sell, transfer, assign and deliver the W-Tech Notes to Buyer, and Buyer hereby agrees to purchase the W-Tech Notes from the Seller, in consideration of the sum of

Forty-Seven Thousand Dollars Five Hundred (US$47,500.00) for the September 11th, 2006 W-Tech Note,

and

Forty-Seven Thousand Dollars Five Hundred (US$47,500.00) for the September 21th, 2006 W-Tech Note. Together (the "Purchase Price").

(b)     The Escrow Agent acknowledges having received an initial deposit of Ten Thousand Dollars (US $10,000.00), which shall be remitted to Seller at Closing.

(c)

Upon the last signatory consenting and apposing his signature and returning this Agreement to all Parties, the Buyer shall deliver to the Escrow Agent the balance of the Purchase Price.

(d)     Upon reception of the balance on the Purchase Price by the Escrow Agent, the Seller shall deliver to the Buyer, the original copy or a signed true and correct copy of the Promissory Notes, Amendments, Certifications and Opinions Exhibit C (together "Closing Documents") thereof.

(e)     Upon reception of the Closing Documents and signed Share Purchase Agreement between C.H. Mornas Foundation and Ronald Costa, for the purchase of 25,000,000 series E convertible preferred shares to the Escrow Agent, the latter is instructed to remit the balance owing of the Purchase Price in the manner provided by (the "Closing"). In this regard the parties acknowledge that prior to the Closing the Escrow Agent was instructed to release the sum of $5,000 from funds deposited with him, $2,600 of which was paid to OTC Markets, Inc. to reinstate the Company's service agreement therein and $2,400 of which was disbursed pursuant to the instructions of Tim Connolly. A total of $102,585 has been deposited by or for the benefit of the Buyer with the Escrow Agent for use in this transaction. The balance owing of the Purchase Price to the Seller to be remitted by the terms of this subparagraph is the sum of $92,585 and shall be remitted as follows: the sum of $92,585 shall be paid by the Escrow Holder directly, by wire transfer, to Corporate Strategies LLC for the benefit of Seller.

Acknowledgement and Consent. The Company hereby acknowledges and consents to the sale by the Seller and the purchase by Buyer of the W-Tech Notes as set forth in Section 2 above along with all the rights and privileges attached thereto as so described in the June 19, 2012, Agreement between the Company and Seller, attached hereto as Exhibit D, along with a the document trail, adjoined in reference.

4.     Representations of Buyer. Buyer hereby represents and warrants to the Seller that this Agreement shall constitute the legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with the terms hereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, or other similar laws related to or affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

5.     Representations of the Seller. The Seller represents and warrants to Buyer:

(a)     The Seller is the legal and beneficial owner of the W-Tech Notes, free and clear of any security interest, mortgage, pledge, encumbrance, lien or any other restriction on transfer, other than such restrictions which arise under the Securities Act of 1933, as amended, and applicable state securities laws, rules or regulations, except as noted herein. The Parties acknowledge that the W-Tech Notes and all of their proceeds have been previously pledged to Corporate Strategies LLC, Merchant Bankers ("CSI") and Timothy J. Connolly ("TJC"). Buyer,

on the one side, and CSI and TJC, on the other side, shall enter into an agreement after Closing to affect the release of said pledge and its related security agreement.

(b)     The execution and delivery of this Agreement has been duly and validly authorized by all necessary actions, and shall constitute the legal, valid, and binding obligations of the Seller enforceable against the Seller in accordance with the terms hereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, or other similar laws related to or affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)     The W-Tech Notes are valid and binding upon the Company.

(d)     Neither the execution or delivery of this Agreement, nor any other instrument or agreement contemplated hereunder does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict, with or constitute a default under any term or provision of (A) any agreement to which the Seller is a party or by which his or its assets or properties are bound, or (B) any judgment, decree, order, statute, injunction, rule, or regulation of a governmental entity applicable to the Seller, or by which his or its assets or properties are bound, or (ii) result in the creation of any lien or encumbrance against the Seller or any its assets or properties (other than as provided herein).

Representations of the Company. The execution and delivery of this Agreement has been duly and validly authorized by all necessary actions, and shall constitute the legal, valid, and binding obligations of the Company enforceable against the Company in accordance with the terms hereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, or other similar laws related to or affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Representations of the Company and the Seller. The Company and the Seller represent and warrant to Buyer that (i) Seller is not deemed an " affiliate" of the Company as defined in Rule 144(a)(l) under the Securities Act of 1933 and has not been an "affiliate" within one year of date hereof and (ii) there are no known restrictions under Rule 144 that would prevent the issuance of shares of common stock of the Company for debt conversions and the Company shall fully and promptly cooperate in all aspects of any future conversions of the debt and the issuance of free trading securities in lieu of debt payments to buyer under Rule 144.

Governing Law. This Agreement shall be construed in accordance with the laws of the Province of Quebec, Canada applicable to contracts made and performed within the Province of Quebec , without regard to principles of conflicts of law.

Notices. All notices and other communications under this Agreement (except payment) shall be in writing and shall be sufficiently given if sent to the Buyer, the Seller or the Company, as the case may be, by hand delivery, private overnight courier, with acknowledgement of receipt, or by certified mail, return receipt requested, as follows:

If to Seller:	CSI Business Finance, Inc. 16458 Bolsa Chica Rd. #419 Huntington Beach, CA 92649

If to the Buyer:	John Bracaglia, Esq On Behalf of Serge Marselian 10450 Verville Montreal QC. H3L 3E5

If to the Company:	W Technologies Inc. 5122 Bolsa Ave., Suite 109 Huntington Beach, CA 92649

If to the Escrow Agent:	Robert Huston, Esq 10 Jetty Drive Corona del Mar, CA 92625

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the date of such delivery in person, by overnight courier, or five (5) business days after such mailing.

Entire Agreement; Amendment and Waiver. This Agreement and the Note contain the entire understanding between the parties hereto, and supersede any prior agreements and understandings between them, with respect to the subject matter of this Agreement. Except as otherwise provided herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Seller, the Buyer and the Company No provision hereof may be waived other than in a written instrument executed by the waiving party.

Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, except that this Agreement shall be assignable only as expressly provided herein.

Further Assurances. The parties hereto shall execute and deliver all such documents, provide all such information and take or forbear from taking all such actions as may be necessary or appropriate to effectuate the purposes of this Agreement.

Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages or signature pages delivery by electronic transmission in portable document format (pdf)), all of which taken together will constitute one and the same agreement.

** Signature Page Follows **

IN WITNESS WHEREOF, the Company, the Buyer and the Seller have caused this Agreement to be duly executed and delivered as of the date first above written.

THE SELLER:

CSI BUSINESS FINANCE INC.

By:   /s/ James E Shipley

James E Shipley

THE COMPANY:

W TECHNOLOGIES INC.

By:  /s/ Ronald Costa

Ronald Costa, Chairman

THE BUYER:

By:

Serge Mersilian

THE ESCROW AGENT:

By:  /s/ Robert Huston

Robert Huston